Exhibit 15.1

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-208817) of XTL Biopharmaceuticals Ltd. of our report dated May 18, 2021 relating to the financial statements, which appears in this Form 20-F.

/s/ Kesselman & Kesselman
Tel Aviv, Israel	Kesselman & Kesselman
March 30, 2022	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Pwc Israel, 146 Derech Menachem Begin St. Tel-Aviv 6492103, P.O Box 7187 Tel-Aviv 6107120 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556,

www.pwc.com/il